                                                                     EXHIBIT 6.3

                            CONTRIBUTION AGREEMENT
                            ----------------------


     THIS CONTRIBUTION AGREEMENT, dated as of __________, 1998 (this "Agreement"), is made by and among MEADOWS PRESERVATION, INC., a Florida
 ---------
corporation ("MPI"), BLUE RIBBON COMMUNITIES LIMITED PARTNERSHIP, a Delaware limited partnership ("BRC"), and THE MEADOWS RESORT PARTNERSHIP, a Florida
                      ---
general partnership (the "Partnership").
                          -----------


                                   RECITALS
                                   --------


     A. MPI is a corporation organized under the laws of the State of Florida to acquire the Property (as hereinafter defined), to hold the record interest therein and to be responsible for the operation thereof pursuant to Fla. Stat.
(S) 723.071.

     B. MPI and BRC have entered into the Partnership Agreement (as hereinafter defined) forming the Partnership.

     C. MPI and BRC have each agreed to contribute to the Partnership, in exchange for Partnership Units (as hereinafter defined), certain moneys, on and subject to the terms set forth in this Agreement.

     D. The Partnership wishes to receive the aforesaid contributions of cash, in exchange for the issuance of Partnership Units, on and subject to the terms set forth in this Agreement.

     E. MPI has also agreed to contribute to the Partnership the beneficial interest in the Real Property (as hereinafter defined) together with all of MPI's right, title and interest in and to the Other Property (as hereinafter defined), subject to the Permitted Exceptions, on and subject to the terms set forth in this Agreement, and the Partnership has agreed to accept the contribution of the beneficial interest in the Real Property and all of MPI's right, title and interest in and to the Other Property, subject to the Permitted Exceptions, and to assume MPI's obligations under the Mortgage (as hereinafter defined), on and subject to the terms set forth in this Agreement.

     F.  The Partnership and MPI have agreed that, pursuant to Fla. Stat.
(S)723.077, MPI shall hold the record interest in the Real Property, as nominee and agent of the Partnership, on and subject to the terms of the Nominee Agreement (as hereinafter defined).

     NOW, THEREFORE, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledged, the parties hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS
                                  -----------

     1.1  Defined Terms.  The following terms shall have the meanings
          -------------
respectively assigned to them:

          "Act" means the Securities Act of 1933, as amended.

          "Advancing Homeowners" means, collectively, the Homeowners who, prior to the date hereof, advanced to MPI's predecessor in interest, Meadows Preservation, Inc., a Florida not-for-profit, non-stock corporation, any portion of the Prepaid Funds.

          "Applicable Law" means, with respect to any Person, any federal, state or local statute, law, code, ordinance, rule, administrative interpretation, regulation, order, writ, injunction, directive, judgment, decree or other requirement of any Governmental Authority (including any environmental laws) applicable to such Person or any of its properties, assets, officers, directors, employees, consultants or agents (in connection with such officer's, director's, employee's, consultant's or agent's activities on behalf of such Person).

          "Closing Date" means three (3) business days after the date upon which the offer to sell Shares pursuant to the Prospectus expires (or such earlier date after the offer to sell Shares has expired as shall be mutually agreed between BRC and MPI).

          "Easements" means all easements, if any, benefiting the Land.

          "Governmental Authority" means any federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, commission, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing having jurisdiction over the Property or the Partnership.

          "Homeowners" means the owners of manufactured or mobile homes who lease lots located within the Property.

          "Improvements" means all improvements and structures now or at any time hereafter on the Land.

          "Intangible Property" means, collectively, the following intangible property: business telephone numbers, the name "The Meadows Mobile Home Park Development," logos and similar items, leases, rental agreements, prepaid rents and maintenance fees, marketing information, deposits, contract rights, permits and licenses, pertaining to the Real Property, the Tangible Personal Property or the use of either thereof.

          "Land" means all that certain tract or parcel of land situated and lying in Palm Beach County, Florida, which is more particularly described on
Exhibit 1A attached hereto.
----------

          "Lien" means, with respect to any asset, any mortgage, title defect or objection, lien, pledge, charge, security interest, hypothecation, restriction, encumbrance, adverse right or charge of any kind in respect of such asset.

          "Mortgage" means the Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases and Rents dated December 18, 1997 from MPI to BRC's affiliate, MHC Lending Limited Partnership, recorded on December 19, 1997 in Official Record Book 10145, Page 1538 of the Public Records of Palm Beach County, Florida, as supplemented, amended or modified from time to time.

          "Nominee Agreement" means the Title Holding, Nominee and Agency Agreement, to be entered into by and between MPI, as agent and nominee, and the Partnership, as holder of the beneficial interest in the Real Property, at the Closing Date, in the form attached hereto as Exhibit 1B.
                                             ----------

          "Other Property" means, collectively, the Intangible Property and the Tangible Personal Property.

          "Partnership Agreement" means the General Partnership Agreement of the Partnership, dated __________________, 1998, made by and between MPI and BRC.

          "Partnership Interest" means an ownership interest in the Partnership and includes any and all benefits to which the holder of such Partnership Interest may be entitled as provided in the Partnership Agreement, together with all obligations of such holder to comply with the terms and provisions of the Partnership Agreement.

          "Partnership Units" means the fractional, undivided shares of the Partnership Interests issued pursuant to the Partnership Agreement.

          "Permitted Exceptions" means, collectively, (i) those restrictions, covenants, agreements, easements, matters and things of fact or of record affecting title to the Property set forth on Exhibit 1C attached hereto, and
                                             ----------
(ii) real estate taxes that have accrued but are not yet due and payable.

          "Person" means an individual, corporation, limited liability company, partnership, association, trust, estate, Governmental Authority or other entity or organization.

          "Prepaid Funds " means moneys advanced by certain Homeowners to MPI's predecessor in interest, Meadows Preservation, Inc., a Florida not-for-profit, non-stock corporation, on account of the proposed acquisition of an ownership interest in MPI or the Property.

          "Property" means, collectively, the Real Property and the Other Property.

          "Prospectus" means Part I of the Registration Statement offering to sell and issue Shares to the Homeowners.

          "Real Property" means, collectively, the Land, the Improvements, the Easements and the Rights and Appurtenances.

          "Registration Statement" means a registration statement, in form and substance acceptable to MPI and BRC, filed by MPI in accordance with the requirements of the Act with respect to the offering of up to 2,354 Shares.

          "Rescission Offer" means a rescission offer, in form and substance acceptable to MPI and BRC, made by MPI in accordance with the requirements of the Act with respect to the Prepaid Funds.

          "Rights and Appurtenances" means, collectively, all rights and appurtenances, if any, pertaining to the Land or the Improvements, including, without limitation, the right, title and interest of MPI, if any, in and to the streets, alleys or rights of way adjacent to the Land.

          "SEC" means the United States Securities and Exchange Commission.

          "Shares" means the authorized shares of common stock of MPI, having a par value of $0.1.

          "Subscribed Shares" means all of the Shares subscribed to by the Homeowners pursuant to the offering made by the Prospectus including, without limitation, Shares issued to Homeowners who reject the Rescission Offer.

          "Tangible Personal Property" means, collectively, all of MPI's right, title and interest in and to all appliances, fixtures, equipment, vehicles, inventory from sales operations, machinery, furniture, carpet, drapes and other personal property, if any, located on or about the Land or the Improvements or used in the operation and maintenance thereof, including, without limitation, the Tangible Personal Property listed on Exhibit 1D attached hereto and made a
                                         ----------
part hereof.

     1.2  Other Defined Terms.  Certain other terms are defined elsewhere in
          -------------------
this Agreement.

                                  ARTICLE II

                            REGISTRATION STATEMENT
                            ----------------------


     2.1  Filing of Registration Statement.   At such time as MPI and BRC shall
          --------------------------------
agree, MPI shall file the Registration Statement with the SEC. MPI shall use its best efforts to make the Registration Statement effective and to comply with the securities laws of the states and countries where Homeowners reside in order to offer the Shares to the Homeowners.

     2.2. Delivery of Prospectus.  Subject to compliance with applicable state
          ----------------------
laws, promptly following the date upon which the Registration Statement shall become effective pursuant to the Act, MPI shall deliver a Prospectus to each of the Homeowners.

                                  ARTICLE III

                                 CONTRIBUTIONS
                                 -------------

     3.1  Contribution of MPI.   On the Closing Date, MPI shall, in
          -------------------
consideration of the Partnership Units described in Section 4.1 hereof,
                                                    -----------
contribute to the Partnership all of the cash raised by MPI from the sale of Subscribed Shares pursuant to the Registration Statement (the "MPI Cash");
                                                               --------

     3.2  Additional Contribution of MPI   On the Closing Date, MPI shall also:
          ------------------------------

          (a) transfer and contribute to the Partnership all of the beneficial interest in the Real Property, subject only to the Permitted Exceptions; and

          (b) transfer and contribute to the Partnership all of MPI's right, title and interest in and to the Other Property, subject only to the Permitted Exceptions.

MPI shall, at the request of BRC or the Partnership, execute and deliver such documents and instruments of transfer, conveyance and assignment and take such further action as BRC or the Partnership shall reasonably request in order to complete more effectively the transfer and contribution to the Partnership of the Other Property and the transfer and contribution to the Partnership of the beneficial interest in the Real Property.

On the Closing Date, the Partnership shall assume all of MPI's obligations under the Mortgage.

     3.3  Contribution of BRC.  On the Closing Date, BRC shall, in consideration
          -------------------
of the Partnership Units described in Section 4.2 hereof, contribute to the
                                      -----------
Partnership cash in the amount of (a) Four Million Seven Hundred Seven Thousand Five Hundred Twenty-nine 42/100 Dollars ($4,707,529.42), less (b) the MPI Cash
                                                         ----
(such net amount, the "BRC Cash");
                       --------

     3.4  Additional Contribution of BRC.  On the Closing Date, BRC shall also
          ------------------------------
contribute to the Partnership:

          (a) cash in the amount of Two Million Two Hundred Fifty-six Thousand Dollars ($2,256,000) on account of the lots within the Real Property that are not occupied by manufactured or mobile homes as of the date of the Partnership Agreement; and

          (b) Two Hundred Thousand Dollars ($200,000), to be used by the Partnership to fund certain capital improvements to the Real Property.

     3.5  Accrued Interest.  On the Closing Date, MPI shall pay to MHC Lending
          ----------------
Limited Partnership ("MHC Lending") all interest and other amounts that have
                      -----------
accrued or are payable under the Mortgage through the Closing Date.


                                  ARTICLE IV

                             PARTNERSHIP INTERESTS
                             ---------------------

     4.1  Interest of MPI.  In consideration of the contribution of cash
          ---------------
described in Section 3.1 hereof, the Partnership shall issue to MPI, effective
             -----------
as of the date hereof, so many Partnership Units as shall be equal to the MPI Cash, divided by One Thousand (1,000).
      -------

     4.2  Interest of BRC.  In consideration of the contribution of cash
          ---------------
described in Section 3.3 hereof, the Partnership shall issue to BRC, effective
             -----------
as of the date hereof, so many of the Partnership Units as shall be equal to the BRC Cash, divided by One Thousand (1,000).
          -------

                                   ARTICLE V

                             CONDITIONS PRECEDENT.
                             --------------------

     5.1  Conditions Precedent for MPI.   The obligation of MPI to close the
          ----------------------------
transactions hereunder and to make the contributions of cash, property and interests provided for in Sections 3.1 and 3.2 hereof is subject to satisfaction
                          --------------------
of all of the following conditions on or before the Closing Date, any one or more of which may be expressly waived in writing by MPI:

          (a) BRC shall have simultaneously made the contribution of cash described in Sections 3.3 and 3.4 hereof and made the payment to MPI provided
             --------------------
for in Section 9.3 hereof and shall have executed, as a general partner of the
       -----------
Partnership, all documents required to be delivered by the Partnership pursuant to Section 6.2 hereof
   -----------

          (b) Neither the Partnership nor BRC shall have made a general assignment for the benefit of its creditors, or have admitted in writing its inability to pay its debts as they become due, or have filed a petition in bankruptcy or been adjudicated a bankrupt or insolvent or have filed a petition seeking any reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any present or future statute, law or regulation, or have filed any answer admitting or failing to reasonably contest the material allegations of a petition filed against it in any such proceeding or seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it for any material part of its property.

          (c) All of the representations and warranties given by BRC shall remain true and correct at the Closing Date as though made on such date.

     5.2  Conditions Precedent for BRC.   The obligation of BRC to close the
          ----------------------------
transactions hereunder and to make the contribution of cash provided for in

Sections 3.3 and 3.4 hereof is subject to satisfaction of all of the following
--------------------
conditions on or before the Closing Date, any one or more of which may be expressly waived in writing by BRC:

          (a) MPI shall have simultaneously made the contributions of cash, property and interests described in Sections 3.1 and 3.2 hereof.
                                    --------------------

          (b) MPI shall have executed and delivered to the Partnership all of the agreements, documents and other items required to be delivered by MPI pursuant to Section 6.1 hereof, and shall have executed, as a general partner of
            -----------
the Partnership, all documents required to be delivered by the Partnership pursuant to Section 6.2 hereof.
            -----------

          (c) Neither the Partnership nor MPI shall have made a general assignment for the benefit of its creditors, or have admitted in writing its inability to pay its debts as they become due, or have filed a petition in bankruptcy or been adjudicated a bankrupt or insolvent or have filed a petition seeking any reorganization, arrangement, composition, readjustment liquidation, dissolution or similar relief under any present or future statute, law or regulation, or have filed any answer admitting or failing to reasonably contest the material allegations of a petition filed against it in any such proceeding or seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of it or for any material part of its property.

          (d) No Liens shall have recorded against the title to the Real Property other than the Permitted Exceptions.

          (e) All of the representations and warranties given by MPI shall remain true and correct at the Closing Date as though made on such date.

          (f) MPI shall have paid to MHC Lending all interest and other amounts that have accrued or are payable under the Mortgage through the Closing Date.

                                  ARTICLE VI

                                  DELIVERIES
                                  ----------

     6.1  MPI's Deliveries.  On the Closing Date, MPI shall deliver to the
          ----------------
Partnership the following documents and other items:

          (a)  The cash required to be contributed by MPI pursuant to Section
                                                                      -------
               3.1 hereof.
               ---

          (b)  The Nominee Agreement, duly executed by MPI.

          (c) An Assignment and Assumption of Beneficial Interest, in the form attached hereto as Exhibit 6.1(c) (the "Assignment of Beneficial
                                  --------------       ------------------------
               Interest"), duly executed by MPI.
               --------

          (d)  A Warranty Bill of Contribution, in the form attached hereto as
               Exhibit 6.1(d), duly executed by MPI.
               --------------

          (e)  An Assignment of Leases, in the form attached hereto as Exhibit
                                                                       -------
               6.1(e), duly executed by MPI.
               ------

          (f) An Assignment of Permits, Trade Name, Warranties, and Service and Management Contracts, and Intangible Property, in the form attached hereto as Exhibit 6.1(f) (the "Assignment of Permits"),
                                  --------------       ---------------------
               duly executed by MPI.

          (g) An Assignment and Assumption of Mortgage, in the form attached hereto as Exhibit 6.1(g) (the "Assignment of Mortgage"), duly
                         ---------------       ----------------------
               executed by MPI.

          (h)  All tenant deposits held by MPI as of the date hereof.

          (i) An affidavit in accordance with IRS Code Section 1445 certifying that MPI is not a foreign person subject to the withholding rules of the Foreign Investment in Real Property Act.

          (j) The originals of all contracts pertaining to the Property, including, without limitation, leases, deposits, rental agreements and other agreements between MPI and its tenants and the service contracts made by MPI listed on Exhibit 6.1(j)
                                                           --------------
               attached hereto.

          (k) Certificates of title to all vehicles(s) owned by MPI and assignments thereof to the Partnership.

          (l) All necessary and proper consents of MPI consenting to and approving the transactions described in this Agreement.

     6.2  Partnership's Deliveries.  On the Closing Date,  the Partnership shall
          ------------------------
deliver to MPI, each duly executed by the Partnership:

          (a)  The Nominee Agreement.

          (b) The Assignment of Beneficial Interest.

          (c)  The Assignment of Permits.

          (d)  The Assignment of Mortgage.

     6.3  BRC's Deliveries.  On the Closing Date, BRC shall deliver to the
          ----------------
Partnership:

          (a)  The cash required to be contributed by BRC pursuant to Sections
                                                                      --------
               3.3 and 3.4 hereof.
               -----------

          (b) All necessary and proper consents of BRC consenting to and approving the transactions described in this Agreement.

     6.4  Recordation of Documents.    Promptly following the delivery of the
          ------------------------
documents listed in Sections 6.1 and 6.2 hereof, the Partnership shall cause the
                    --------------------
Title Company to record among the land records of Palm Beach County, Florida the Nominee Agreement and the Assignment of Mortgage.

                                  ARTICLE VII

                        REPRESENTATIONS AND WARRANTIES
                        ------------------------------

     7.1. Representations and Warranties by MPI.   MPI hereby represents and
          -------------------------------------
warrants to the Partnership and BRC (in the case of the representations and warranties set forth in Sections 7.1.1 and 7.1.2) and to the Partnership (in the
                        ------------------------
case of the representations and warranties set forth in Section 7.1.3) that:
                                                        -------------

          7.1.1 MPI is duly organized, validly existing and in good standing under the laws of the State of Florida.

          7.1.2 MPI has the full right, power and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, no consent or authorization of any person is required as a condition precedent to the consummation by MPI of this Agreement or the transactions or other events contemplated herein except those consents that have been obtained, and the Person who executed this Agreement on behalf of MPI is duly authorized to bind MPI.

          7.1.3 All of the representations and warranties set forth in Section 8 of the Agreement of Purchase and Sale dated November 1997 by and between H.G.G.S. Associates and Meadows Preservation, Inc. remain true and correct as of the date hereof as if given by MPI to the Partnership herein (except that for these purposes (a) "Seller" shall be deemed to mean MPI and "Purchaser" shall be deemed to mean the Partnership and (b) all such representations and warranties shall be subject to any disclosures made by MPI to BRC in writing on or before the date hereof).

     7.2  Representations and Warranties by BRC.   BRC hereby represents and
          -------------------------------------
warrants to the Partnership and MPI that:

          7.2.1 BRC is duly formed and validly existing under the laws of the State of Delaware.

          7.2.1 BRC has the full right, power and capacity to enter into this Agreement and to carry out the transactions contemplated hereby, no consent or authorization of any person is required as a condition precedent to the consummation by BRC of this Agreement or the transactions or other events contemplated herein except those consents that have been obtained, and the Person who executed this Agreement on behalf of MHC-QRS Blue Ribbon Communities, Inc. ("MHC-QRS"), the general partner of BRC, is duly authorized to bind MHC-
       -------
QRS, as general partner of BRC.

     7.3  No Brokers.
          ----------

          7.3.1 MPI and BRC each hereby represents and warrants to the Partnership and each other that it has not dealt with, or otherwise disclosed this Agreement or the subject matter hereof to, any broker, agent, or salesman (collectively, a "Broker"), so as to create any legal right or claim in any
                  ------
Broker for a commission or compensation with respect to the negotiation and/or execution of this Agreement, the contribution of cash, interests or property to the Partnership or the other events provided for in this Agreement. MPI and BRC each hereby agrees to indemnify, defend and hold the Partnership and each other harmless from any and all claims (and all expenses incurred in defending any such claims or in enforcing this indemnity, including attorneys' fees and court costs) made by a Broker for a sales commission or similar fee resulting out of or in any way connected with any claimed agency or other relationship with the indemnifying party and relating to the execution of this Agreement, the contribution of cash or property to the Partnership or the other events provided for in this Agreement.

     7.4  Survival of Representations, Warranties and Covenants.  The
          -----------------------------------------------------
representations, warranties and covenants set forth in Sections 7.1, 7.2 and 7.3
                                                       -------------------------
hereof shall survive for a period of one (1) year after the date of this Agreement.

                                 ARTICLE VIII

                                     COSTS
                                     -----

     8.1  Costs.  The Partnership hereby agrees to pay all of the legal fees and
          -----
expenses in connection with or relating to the acquisition of the Property by MPI, the financing of such acquisition, the registration and sale of Shares, the reorganization of MPI from a non-profit corporation into a for-profit stock corporation, the Partnership Agreement and this Agreement, the litigation relating to MPI's right to acquire the Property and all other agreements, documents, writings and actions relating to any of the foregoing

                                  ARTICLE IX

                                 MISCELLANEOUS
                                 -------------

     9.1  Further Action.  The parties hereto agree to perform any further acts
          --------------
and to
execute and deliver any documents which may be reasonably necessary to effect the provisions of this Agreement.

     9.2  Notices. Except as otherwise specifically provided herein, any notice,
          -------
payment, demand or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally, or sent by nationally recognized overnight courier or registered or certified mail,


          If to BRC:          Blue Ribbon Communities Limited Partnership
                              c/o Manufactured Home Communities, Inc.
                              Two North Riverside Plaza, Suite 800
                              Chicago, Illinois 60606
                              Attention: President

          With a copy to:     Manufactured Home Communities, Inc.
                              Two North Riverside Plaza, Suite 800
                              Chicago, Illinois 60606
                              Attention: General Counsel

          If to MPI:          Meadows Preservation, Inc.
                              2555 PGA Boulevard
                              Palm Beach Gardens, Florida 33410
                              Attention: President

          If to Partnership:  to BRC and MPI

Any such notice shall be deemed to be delivered, given and received for all purposes as of the date so delivered, if delivered personally or by nationally recognized overnight courier, or as of the date on which the same was deposited in a regularly maintained receptacle for the deposit of United States mail, if sent by registered or certified mail, postage and charges prepaid. Any party may from time to time specify a different address by notice to the other parties.

     9.3  Payment to MPI.  BRC shall pay to MPI the sum of One Hundred Thousand
          --------------
Dollars ($100,000) (the "MPI Payment") to be applied by MPI, among other things,
                         -----------
to the interest payable by MPI to the Advancing Homeowners pursuant to the Rescission Offer. At MPI's request, BRC shall pay to MPI a portion of the MPI Payment equal to the interest payable by MPI as aforesaid, by not later than the date upon which such interest in payable by MPI, and shall pay any remaining balance of the MPI Payment to MPI on the Closing Date.

     9.4  Assignment.  The parties' respective obligations under this Agreement
          ----------
may not be assigned without the written consent of the other parties hereto.

     9.5  Binding Effect.  Subject to the restrictions on assignment herein
          --------------
contained and except as otherwise provided in this Agreement, every covenant, term and provision of this

Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and assigns.

     9.6  Fair Meaning.  Every covenant, term and provision of this Agreement
          ------------
shall be construed simply according to its fair meaning and not strictly for or against either party.

     9.7  Time.  Time is of the essence with respect to this Agreement.
          ----

     9.8  Headings. Section and other headings contained in this Agreement are
          --------
for reference purposes only and are not intended to describe, interpret, define or limit the scope, extent or intent of this Agreement or any provision hereof.

     9.9  Severability.  Every provision of this Agreement is intended to be
          ------------
severable. If any term or provision hereof is unenforceable, illegal or invalid for any reason whatsoever, such unenforceability, illegality or invalidity shall not affect the enforceability, validity or legality of the remainder of this Agreement.

     9.10 Incorporation by Reference. Every Exhibit attached to this Agreement
          --------------------------
and referred to herein is hereby incorporated in this Agreement by reference.

     9.11 Construction. All references to Articles, Sections or Exhibits shall
          ------------
be deemed to refer to the appropriate Articles or Sections of, or Exhibits to, this Agreement. Unless otherwise specified in this Agreement, the terms "herein," "hereof, "hereunder," and other terms of like or similar import, shall be deemed to refer to this Agreement as a whole, and not to any particular Article, Section, Subsection or clause hereof. Whenever required by the context, any gender used in this Agreement shall include any other gender, the singular shall include the plural and the plural shall include the singular.

     9.12 Governing Law. The laws of the State of Florida, without reference to
          -------------
its conflict of laws rules, shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

     9.13 Venue.  Each of the parties hereto irrevocably (a) agrees that any
          -----
suit, action or other legal proceeding arising out of or relating to this Agreement shall be brought in the state of Florida in a court located in Palm Beach County, or the Federal District Court for the Southern District of Florida, (b) consents to the jurisdiction of each such court in any such suit, action or proceeding and (c) waives any objection which it may have to the laying of venue of any such suit, action or proceeding in any of such courts and any claim that any such suit, action or proceeding has been brought in an inconvenient forum.

     9.14 Counterpart Execution.  This Agreement may be executed in any number
          ---------------------
of counterparts with the same effect as if each of the parties hereto had signed the same document. All counterparts shall be construed together and shall constitute one agreement.

     9.15 Entire Agreement. This Agreement and the Exhibits hereto constitutes
          ----------------
the entire
agreement between the parties hereto with respect to the subject matter hereof, shall supersede any and all prior understandings between the parties with respect to the subject matter hereof, and may be amended only by an amendment effectuated in accordance with the provisions of this Agreement

     9.16 Waiver.  Any condition granted by this Agreement to any party may be
          ------
waived by such party, but no such waiver may be relied upon or asserted by any other party unless such waiver has been made in writing by the waiving party, except as specifically provided herein.

     9.17 Third Party Beneficiaries.  Nothing in this Agreement is intended or
          -------------------------
shall be construed to confer upon or to give to any person, firm or corporation other than the parties hereto and their permitted successors and assigns any right, remedy, or claim under or by reason of this Agreement. All terms and conditions in this Agreement shall be for the sole and exclusive benefit of the parties hereto and their permitted successors and assigns.

     9.18 Books and Record.  Each party agrees that it will cooperate with and
          ----------------
make available to the other party, during normal business hours, all books and records, information and personnel (without substantial disruption of employment) retained and remaining in existence hereafter that are necessary or useful in connection with any tax inquiry, audit, investigation or dispute, any litigation or investigation or any other matter requiring any such books and records, information or employees for any reasonable business purpose. The party requesting any such books and records, information or employees shall bear all of the out-of-pocket costs and expenses (including without limitation, attorneys' fees, but excluding reimbursement for salaries and employee benefits) reasonably incurred in connection with providing such books and records, information or employees.

     IN WITNESS WHEREOF, the parties have entered into this Agreement as of the day first above set forth.

                              BLUE RIBBON COMMUNITIES LIMITED
                              PARTNERSHIP, a Delaware limited partnership

Witness:                      By:  MHC-QRS Blue Ribbon Communities, Inc., a
                                   Delaware corporation, General Partner



                                   By:_________________________________
                                   Name:_______________________________
                                   Title: _____________________________

________________________
________________________

Witness:                      MEADOWS PRESERVATION, INC., a Florida
                              corporation

                              By:_________________________________
                              Name:_______________________________
                              Title: _____________________________
__________________________
__________________________

                              THE MEADOWS RESORT PARTNERSHIP, a
                              Florida general partnership

                              By: Blue Ribbon Communities Limited Partnership, a Delaware limited partnership

Witness:                           By:  MHC-QRS Blue Ribbon Communities, Inc.,
                                        a Delaware corporation

__________________________
__________________________

                                        By:_________________________________
                                        Name: ______________________________
                                        Title: _____________________________



                              By:  Meadows Preservation, Inc., a Florida
                                   corporation


_________________________     By:________________________________
                              Name: _____________________________
_________________________     Title: ____________________________

                                  EXHIBIT 1A
                                  ----------

                               LEGAL DESCRIPTION
                               -----------------


PARCEL 1
--------

From the center of Section 5, Township 42 South, Range 43 East, Palm Beach County, Florida; thence N.0 degrees 30'10"E. along the North-South quarter line of the said Section 5 a distance of 275 feet to the point of beginning; thence continue N. 0 degrees 30'10"E. along the said North-South quarter line a distance of 1050.85 feet to a point, thence S.89 degrees 51'42"W. a distance of 1323.60 feet to a point; thence S.0 degrees 47'20"W. a distance of 1252.40 feet to a point in the Northerly right-of-way line of PGA Boulevard, as now laid out and in use; thence S.89 degrees 07'28"E. along said northerly right-of-way line a distance of 789.81 feet to a point; thence N.0 degrees 30'10" E. a distance of 225 feet to a point; thence S.89 degrees 07' 28"E. a distance of 540 feet to the point of beginning.

PARCEL 2
--------

The South 636.0 feet of the North one-half of the Southwest quarter of the Northwest quarter, of Section 5, Township 42 South, Range 43 East, Palm Beach County, Florida.

TOGETHER WITH:

The North ten feet of the South 646 Feet of the North half of the Southwest quarter of the Northwest quarter; and, the North ten feet of the South half of the Southwest quarter of the Northwest quarter; Section 5, Township 42 South, Range 43 East, Palm Beach County, Florida.

                                  EXHIBIT 1B
                                  ----------

              FORM OF TITLE HOLDING, NOMINEE AND AGENCY AGREEMENT
              ---------------------------------------------------


                                 See Attached

                                  EXHIBIT 1C
                                  ----------

                             PERMITTED EXCEPTIONS
                             --------------------


1.   The Mortgage;

2.   Real Property Taxes for fiscal year 1998;

3.   Applicable zoning and other regulatory laws and ordinances;

4.   Rights of tenants under disclosed unrecorded rental agreements;

5. Easements for provision of existing utilities services and all other easements which benefit the Property and that are approved by Purchaser; and

6. The title exceptions listed in Schedule B of Title Policy No. FA-35-146510 issued by First American Title Insurance Company, dated December 19, 1997.

                                  EXHIBIT 1D
                                  -----------

                          TANGIBLE PERSONAL PROPERTY
                          --------------------------

                                EXHIBIT 6.1(C)
                                -------------

                   FORM OF ASSIGNMENT OF BENEFICIAL INTEREST
                   -----------------------------------------

                                EXHIBIT 6.1(D)
                                -------------

                     FORM OF WARRANTY BILL OF CONTRIBUTION
                     -------------------------------------


    THIS WARRANTY BILL OF CONTRIBUTION, made on _________________, 1998 between MEADOWS PRESERVATION, INC, a Florida corporation ("Transferor") and THE MEADOWS
                                                   ----------
RESORT PARTNERSHIP, a Florida general partnership ("Transferee").
                                                    ----------

                                  WITNESSETH:

    WHEREAS, pursuant to that certain Contribution Agreement dated as of ____________, 1998 (the "Contribution Agreement"), Transferor has agreed to
                         ----------------------
contribute and transfer to Transferee all of the beneficial interest in that certain mobile home commonly known as The Meadows Mobile Home Park in Palm Beach Gardens, Florida (the "Park"), on and subject to the terms of the Contribution
                       ----
Agreement; and

     WHEREAS, in the Contribution Agreement, Transferor agreed to transfer and contribute to Transferee all of its right, title and interest in and to all appliances, fixtures, equipment, vehicles, inventory from sales operations, machinery, furniture, carpet, drapes and other personal property, if any, located on or about the Park or the improvements thereon or used in the operation and maintenance thereof.

    KNOW ALL MEN BY THESE PRESENTS that Transferor, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, has contributed, conveyed, transferred, assigned and delivered, and by these presents does contribute, convey, transfer, assign and deliver to Transferee the following goods and chattels, to wit:

  SEE EXHIBIT "A" ATTACHED HERETO AND INCORPORATED HEREIN BY THIS REFERENCE.

     Transferor covenants to Transferee that Transferor is the lawful owner of the said goods and chattels; that they are free from all encumbrances; that Transferor has good right to sell that property; and that Transferor will warrant and defend the sale of said property, goods and chattels unto Transferee against the lawful claims and demands of all persons whomsoever.

     "Transferor" and "Transferee" shall be used for singular or plural, natural or artificial, which terms shall include the heirs, legal representatives, successors and assigns of Transferor and Transferee whenever the context so requires or admits.

     IN WITNESS WHEREOF, Transferor has executed this Warranty Bill of Contribution as of ________________, 1998

Signed, Sealed and Delivered
in the presence of            MEADOWS PRESERVATION, INC., a Florida corporation

Witness:
                              By: __________________________
___________________________   Name: ________________________
                              Title: _________________________
___________________________



STATE OF Florida
COUNTY OF ____________


The foregoing instrument was acknowledged before me this ___ day of ______________, 1998 by _________________, as __________ of Meadows
Preservation, Inc., a Florida corporation. He/she is personally known to me or has produced a Driver's License as Identification.

[Notary Seal]                 Notary Public
                              Printed Name: ______________________
                              My Commission Expires: _____________

                                EXHIBIT 6.1(E)
                                -------------

                         FORM OF ASSIGNMENT OF LEASES
                         ----------------------------


ASSIGNOR:       MEADOWS PRESERVATION, INC.,  a Florida corporation

ASSIGNEE:       THE MEADOWS RESORT PARTNERSHIP, a Florida general partnership

     FOR VALUE RECEIVED, the undersigned ("Assignor") does hereby assign to THE
                                           --------
MEADOWS RESORT PARTNERSHIP, a Florida general partnership ("Assignee"), its
                                                            --------
entire interest and position as present lessor, by virtue of its ownership in the premises described in Exhibit "A" attached hereto (the "Premises") with respect to all leases, profits, security deposits, prepaid rents or rental arrangements executed or delivered, oral leases pursuant to Chapter 723, Florida Statutes, and the prospectus 500716P, as approved by the Department of Business and Professional Regulation, governing the afore-referenced oral leases and rental arrangements, now existing or hereafter made or existing (hereinafter collectively referred to as the "Leases"), with respect to the Premises.

     Assignor does hereby empower Assignee, its agents or attorneys to collect, sue for, settle, compromise and give acquittance for all of the rents that may become due under the Leases from _____________, 1998 and thereafter, and to avail itself of and pursue all remedies for the enforcement of the Leases and Assignor's rights in and under the Leases as Assignor might have pursued but for this assignment. All sums due under any Leases prior to _____________, 1998, whether paid or unpaid, shall be and remain the property of Assignor hereunder.

     Assignor warrants that it is the sole owner of the entire lessor's interest in the Leases; that the Leases are valid and enforceable; that no rent reserved in the Leases has been assigned or anticipated; and that no rent for any period subsequent to the date of this assignment has been collected in advance of the time when the same is due under the terms of the Leases.

     This assignment is made in conjunction with the assignment of the beneficial interest in the Premises by Assignor to Assignee.

     This instrument shall be binding upon and inure to the benefit of the respective successors and assigns of the parties hereto. The words "Assignor", "Assignee" and "lessor", wherever used herein, shall include the persons named herein and designated as such and their respective successors and assigns, and all words and phrases shall be taken to include the singular or plural and masculine, feminine or neuter gender, as may fit the case.

    This assignment shall cover all leases and all rental arrangements of Assignor relating to the Premises.

    IN WITNESS WHEREOF, Assignor has executed this Assignment of Leases on the date of acknowledgment, but the same is to be effective as of _____________, 1998.

Signed, Sealed and Delivered
in the presence of            MEADOWS PRESERVATION, INC., a
                              Florida corporation

Witness:
                              By: ____________________________
___________________________   Name ___________________________
                              Title: _________________________
___________________________

                                EXHIBIT 6.1(F)
                                -------------

    FORM OF ASSIGNMENT OF PERMITS, TRADE NAME, WARRANTIES, AND SERVICE AND
    ----------------------------------------------------------------------
                 MANAGEMENT CONTRACTS, AND INTANGIBLE PROPERTY
                 ---------------------------------------------


     THIS ASSIGNMENT OF PERMITS, TRADE NAME, WARRANTIES, AND SERVICE AND MANAGEMENT CONTRACTS, AND INTANGIBLE PROPERTY (hereinafter referred to as the "Assignment") is made and entered into this ___ day of ____________, 1998, by
-----------
and between MEADOWS PRESERVATION, INC., a Florida corporation (hereinafter referred to as "Assignor"), and THE MEADOWS RESORT PARTNERSHIP, a Florida
                --------
general partnership (hereinafter referred to as "Assignee").
                                                 --------

                                  WITNESSETH:

    For and in consideration of the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration, Assignor does hereby transfer, assign, and convey unto Assigee, and its successors and assigns, all of the right, interest, benefits, and privileges of Assignor in and to:

     (i) the trade name "The Meadows Mobile Home Park Development", and all derivatives thereof (the "Development");
     (ii)      the signs servicing the Development;
     (iii) any and all warranties, and agreements, to the extent that any may exist, from any contractors, subcontractors, vendors or suppliers regarding their performance, quality of workmanship, and/or quality of materials supplied in connection with the construction, manufacture, development, installation, repair and/or operation of any and all fixtures, equipment, items of personal property and improvements located in or used in connection with the Development, or any portion thereof;
     (iv) all Assignor's service contracts and management contracts, identified on Attachment "A" attached hereto and incorporated
                             --------------
               herein by this reference;
     (v) any and all use, occupancy and operating permits and certificates and all other permits, approvals and certificates obtained in connection with the Development, or any portion thereof, to the extent any of the foregoing may exist and to the extent the same may be assignable;
     (vi) any and all plans, specifications and permits relating to the Development;
     (vii) Intangible Property shall be defined as and include the following: telephone numbers, logos and similar items, leases, rental agreements, prepaid rents and maintenance fees, marketing information, deposits, contract rights, permits and licenses, pertaining to the Development; and

     (viii) all other intangible property owned by Assignor in connection with the Development.

     This Assignment is given in accordance with that certain Contribution Agreement dated _____________, 1998 by and among Assignor, Assignee and Blue Ribbon Communities Limited Partnership relating to the Development.

     Assignor hereby represents and warrants to Assignee that no previous assignment of its interest in such items covered hereby has been made.

     Dated the day and year first above written.

WITNESSES:                    MEADOWS PRESERVATION, INC., a Florida
                              corporation

________________________            By: _______________________________
                                    Name:______________________________
________________________            Title: ____________________________


_____________________________
                             )
STATE OF FLORIDA             )  ss:
                             )
________ COUNTY              )
____________________________ )

The foregoing instrument was acknowledged before me this __ day of ___________, 1998, by ____________________ as ____________________ of Meadows Preservation,
Inc., a Florida corporation. He/She is personally known to me or has produced driver's license as identification.

                              ________________________________
                              Notary Public

     Name of Notary Printed:

                                EXHIBIT 6.1(G)

                 FORM OF ASSIGNMENT AND ASSUMPTION OF MORTGAGE
                 ---------------------------------------------


     THIS ASSIGNMENT AND ASSUMPTION OF MORTGAGE ("Agreement") effective as of
                                                  ---------
the __ day of __________, 1998, by and among Meadows Preservation, Inc., a Florida corporation, whose address is 2555 PGA Boulevard, Palm Beach Gardens, Florida 33410 ("MPI"), The Meadows Resort Partnership, a Florida general partnership whose address is c/o Manufactured Home Communities, Inc., Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606 ("Partnership"), and MHC
                                                      -----------
Lending Limited Partnership, whose address is Two North Riverside Plaza, Suite 800, Chicago, Illinois 60606 ("Lender").
                               ------

                                  WITNESSETH:

     WHEREAS, MPI is the owner of the record and beneficial interests in that certain real property located at the northwest corner of PGA Boulevard and Prosperity Farms Road in Palm Beach County, Florida, and commonly known as The Meadows Mobile Home Park, including all improvements thereon, more particularly described in EXHIBIT A attached hereto (the "Property"), and
                                             --------

     WHEREAS, Lender has previously made a loan to MPI in the original principal amount of Twelve Million Three Hundred Forty-one Thousand Six Hundred Ninety-three Dollars and No Cents ($12,341,693.00) (with all accrued interest thereon, the "Loan"), which is evidenced by a Promissory Note executed by MPI in favor of
     ----
Lender dated December 18, 1998, in the amount of the Loan (the "Note"), and
                                                                ----
which Note is secured by, among other things, a Mortgage, Security Agreement, Financing Statement, Fixture Filing and Assignment of Leases and Rents dated December 18, 1997 and recorded on December 19, 1997 in Official Record Book 10145, Page 1538 of the Public Records of Palm Beach County, Florida, as extended by a Mortgage Extension Agreement, dated March 30, 1998, and recorded as aforesaid on May 14, 1998 in Official Record Book 10403, Page 97 and as further extended and amended by a Mortgage Extension and Amendment Agreement, dated August 19, 1998, and recorded as aforesaid on September 3, 1998 in Official Record Book 10620, Page 1335 (collectively, the "Mortgage"); and
                                                          --------

     WHEREAS, MPI, Partnership and Lender have agreed to a further extension of the Note and Mortgage as hereinafter set forth; and

     WHEREAS, MPI and Partnership intend that the beneficial interest in the Property will be conveyed to Partnership by MPI as of the date hereof, but that MPI will retain the record interest in the Property; and

     WHEREAS, the Mortgage provides that MPI shall not convey the Property or any direct or indirect interest therein without the prior written consent of the Lender; and

     WHEREAS, Lender is willing to consent to the conveyance of the beneficial interest in the Property, provided that Partnership assumes liability for the payment of the Loan and responsibility for the performance of all obligations under the Note and Mortgage;

  NOW, THEREFORE, as an inducement to cause Lender to consent to the assignment, and for other valuable consideration, the receipt and sufficiency of which are acknowledged, it is agreed as follows:

     1.   Consent to Assignment of Beneficial Interest.   Lender hereby consents
          --------------------------------------------
to the assignment of the beneficial interest in the Property from MPI to the Partnership, subject to the Mortgage.

     2.   Assignment of the Loan: Assumption by Partnership.   MPI hereby
          -------------------------------------------------
assigns to the Partnership, effective as of the date hereof, all of MPI's rights, duties and obligations in, to, and arising out of the Loan together with the Note and Mortgage (other than MPI's obligation to pay interest and other amounts accrued or payable through the date hereof), subject to the covenants, conditions, and provisions of the Loan as provided in the Note and the Mortgage. The Partnership hereby assumes, as of the date hereof, all liability for the payment of the outstanding principal amount of the Loan and for the payment of all interest and other amounts due thereon or in connection therewith (other than interest or other amounts that accrued or are payable through the date hereof) and the performance of all of the obligations of MPI with respect to the Loan, the Note and the Mortgage.

     If Lender so requests, the Partnership shall execute an allonge to the Note to further evidence the Partnership's liability for the payment thereof.

     3.   Ratification.   The Partnership hereby remakes, ratifies and confirms
          ------------
in each and every respect all terms, provisions, conditions, representations, warranties, liabilities, obligations and/or indebtedness contained in or evidenced by the Note, the Mortgage or the Loan, as hereby specifically modified and amended.

     4.   Amendment and Waiver in Writing.  No provision of this Agreement can
          -------------------------------
be amended or waived, except by a statement in writing signed by the party against which enforcement of the amendment or waiver is sought.

     5.   Assignment.   This Agreement and all related documents shall be
          ----------
binding upon and inure to the benefit of the respective successors and assigns of MPI and the Partnership and the successors and assigns of Lender. This provision does not, however, modify or impair the restrictions on transfers of the Property or interests therein set forth in the Mortgage.

     6.   Entire Agreement/Counterparts.   This Agreement and the documents
          -----------------------------
referenced herein and those executed concurrently herewith represent the entire agreement among the parties concerning the Loan referenced herein, and each such document may be executed in one or more counterparts, all of which counterparts of any such document shall constitute one and the same instrument.

     7.   Severability.   Should any provision of this Agreement be invalid or
          ------------
unenforceable for any reason, the remaining provisions hereof shall remain in full effect.

     8.   Applicable Law.  The validity and construction of this Agreement and
          --------------
all other documents executed with respect to the Loan shall be determined according to the laws of the state of Florida applicable to contracts executed and performed within that state.

     9.   Gender and Number.   Words used herein indicating gender or number
          -----------------
shall be read as the context may require.

     10.  Captions Not Controlling.   Captions and headings have been included
          ------------------------
in this Agreement for the convenience of the parties, and shall not be construed as affecting the content of the respective paragraphs.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

                              MEADOWS  PRESERVATION, INC., a Florida
WITNESS:                      corporation


___________________________   By: ____________________________
                              Name: __________________________
___________________________   Title: ___________________________


                              BLUE RIBBON COMMUNITIES LIMITED
                              PARTNERSHIP, a Delaware limited partnership

WITNESS:                      By:   MHC-QRS Blue Ribbon Communities, Inc.,
                                    a Delaware corporation, General Partner


___________________________         By: ____________________________
                                    Name: __________________________
___________________________         Title: ___________________________


                              MHC LENDING LIMITED PARTNERSHIP, an
                              Illinois limited partnership

WITNESS:                      By:   MHC Lending-QRS, Inc., an Illinois

___________________________         By: ____________________________
                                    Name: __________________________
___________________________         Title: ___________________________

__________________________
                          )
STATE OF FLORIDA          )  ss:
                          )
__________ COUNTY         )
__________________________)

The foregoing instrument was acknowledged before me this __ day of ___________, 1998, by ____________________ as ____________________ of Meadows Preservation,
Inc., a Florida corporation. He/She is personally known to me or has produced driver's license as identification.

                              ________________________________
                              Notary Public

     Name of Notary Printed:



__________________________
                          )
STATE OF ILLINOIS         )  ss:
                          )
COOK COUNTY               )
__________________________)


The foregoing instrument was acknowledged before me this __ day of ___________, 1998, by ____________________ as ____________________ of MHC-QRS Blue Ribbon
Communities, Inc., General Partner of Blue Ribbon Communities Limited Partnership, a Delaware limited partnership. He/She is personally known to me or has produced driver's license as identification.


                              ________________________________
                              Notary Public

     Name of Notary Printed:

__________________________
                          )
STATE OF ILLINOIS         )  ss:
                          )
COOK COUNTY               )
__________________________)


The foregoing instrument was acknowledged before me this __ day of __________, 1998, by ____________________ as ____________________ of MHC Lending-QRS, Inc.,
General Partner of MHC Lending Limited Partnership, an Illinois limited partnership. He/She is personally known to me or has produced driver's license as identification.


                              ________________________________
                              Notary Public

     Name of Notary Printed:

                                EXHIBIT 6.1(J)
                     CONTRACTS PERTAINING TO THE PROPERTY
                     ------------------------------------


1.   Management Agreement with MHC Management Limited Partnership